Confidential Treatment has been requested for the redacted portions of this agreement. The redactions are indicated with five asterisks (*****). A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

SECOND AMENDMENT
to the
Crude Oil Purchase Agreement

This amendment agreement (“Amendment”) is made and entered into as of July 1, 2014 (“Effective Date”) by and between Phillips 66 Company, hereinafter referred to as “Party A”, and Freeport-McMoRan Oil & Gas LLC, hereinafter referred to as “Party B” (individually a “Party” and collectively, the “Parties”). Terms used herewith which are not defined shall have the meaning ascribed to them in the Agreement (as defined below).

WITNESSETH THAT:

WHEREAS, The Parties entered into a Crude Oil Purchase Agreement dated January 1, 2012, as amended January 1, 2014 (“Agreement”) and now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, In consideration of the premises of the mutual covenants and agreements herein contained, the Parties agree to amend the Agreement as follows as of the Effective Date:

I.

1. The definition of “Argus” shall be deleted.

2. The definition of “***** Benchmark” shall be deleted.

3. The definition of “***** Benchmark” shall be deleted.

4. The definition of “Trade Month” shall be deleted.

5. The language in “Buena Vista Posting Group” in Section 3.1(a)(i) of the Agreement shall be replaced in its entirety with: “The price to be paid for the Buena Vista Posting group shall be equal to *****.”

6. The language in “OCS Posting Group” in Section 3.1(a)(iii) of the Agreement shall be replaced in its entirety with: “The price to be paid for the OCS Posting Group shall be equal to *****”

7. The language in 3.2(b)(vii) shall be replaced in its entirety with: “If for any reason pricing for the benchmark crudes of ***** stop being reported or another crude type becomes the benchmark, either Party has the right to renegotiate the affected pricing benchmark upon 30 days written notification to the other Party. The Parties agree to mutually review the applicability of the benchmarks on no less than a quarterly basis.”

8. The 3rd sentence in “Producing Property Sales” in Section 11.3(b) shall be replaced in its entirety with: “Promptly after notification of such a sale by FM O&G, Phillips will enter into an agreement with the assignee of the sold interests on the same terms and conditions set forth herein, as amended, to the extent such terms and conditions apply to such interests.”

9. Exhibit 3 shall be replaced in its entirety with the attached Exhibit 3.

10. Exhibit 5 and all references thereto shall be deleted in its entirety.

II.

Except as otherwise set forth herein, this Amendment shall be effective as of the Effective Date.

III.

Except as herein changed, altered or amended, all of the terms, provisions, covenants and conditions contained in the Agreement shall remain in full force and effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the Parties hereto, their heirs, representatives, successors and assigns. This Amendment may be executed by the Parties by facsimile or email/PDF which shall constitute an original agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives as of the Effective Date set forth above.

Phillips 66 Company By: /s/ John W. Wright Name: John W. Wright Title:	Freeport-McMoRan Oil & Gas LLC By: /s/ Doss R. Bourgeois Name: Doss R. Bourgeois Title: Executive Vice President, Exploration & Production

EXHIBIT 3
BENCHMARK PRICE/SPECIFIED GRAVITY

POSTING GROUP	BENCHMARK PRICE*	SPECIFIED GRAVITY (DEGREES API)
Buena Vista	*******	*****º
Midway Sunset	*****	*****º
OCS	*******	*****º

*    Subject to adjustments described in Section 3.2 of the Agreement.

**    Subject to ***** as set forth in Sections 3.1(a)(i) and (iii) of the Agreement.